Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in each of the following the Registration Statements of Gaiam, Inc. of our report dated June 12, 2012, relating to the financial statements of Vivendi Entertainment, A Division of Universal Music Group Distribution, Corp. included in the Form 8-K/A of Gaiam, Inc.

Form	Registration Statement	Description
S-3	333-170681	Shelf Registration Statement

S-8	333-37700	Gaiam, Inc. Long-Term Incentive Plan Gaiam, Inc. 1999 Employee Stock Purchase Plan

S-8	333-89726	Gaiam, Inc. Long-Term Incentive Plan

S-8	333-161450	Gaiam, Inc. 2009 Long-Term Incentive Plan.

S-3	333-147237	Shelf Registration Statement

/s/ Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado

June 12, 2012